SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2003

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former name or former address, if changed since last report.)

Item 5 Other Events.

On November 17, 2003, Thornburg Mortgage, Inc. (the “Company”), issued a Press Release announcing that it has priced an unregistered offering for an additional $55 million of its 8.0% senior unsecured notes due 2013. The issuance is an add-on to the $200 million of 8.0% senior unsecured notes due 2013 that the Company issued in May 2003, bringing the aggregate principal amount of the senior notes to $255 million. The add-on notes have identical terms to the previously issued senior notes, although they will be issued at 104.5% of their principal amount, to yield 7.33% per annum. A copy of the Press Release has been filed as an exhibit to this report and is incorporated by reference herein.

The Press Release in Exhibit 99.1 includes forward-looking statements within the meaning of the federal securities laws. Actual results and developments could differ materially from those expressed in or contemplated by the forward-looking statements due to a number of factors, including general economic conditions, interest rates, the availability of adjustable-rate mortgage securities and loans for acquisition, and other risk factors discussed in the Company’s SEC filings. The Company does not undertake to update, revise or correct any of the forward-looking information.

Item 7(c) Exhibits.

The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit

99.1	Press Release dated November 17, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: November 18, 2003	By:	/s/ Michael B. Jeffers

Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

99.1	Press Release dated November 17, 2003